U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

VEGALAB, INC.

(Exact name of registrant as specified in its charter)

0-53248

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	68-0635204 (IRS Employer Identification No.)

636 U.S. Highway 1, Ste. 110, North Palm Beach, FL 33408

(Address of principal executive offices)

(800) 208-1680

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 29, 2017, Vegalab, Inc. (“Vegalab” or the “Company”) exercised an option to purchase The Agronomy Group LLC, a California limited liability company (“TAG”), which was reported in a current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on January 4, 2018. On January 22, 2018, Vegalab and TAG entered into a Member Units Purchase Agreement (the “Agreement”) under which Vegalab agreed to purchase all of the member units in TAG from its two members for a total of 600,000 shares of the restricted common stock of Vegalab, and warrants to purchase 1,600,000 shares of the restricted common stock of Vegalab at an exercise price of $1.20 per share exercisable over a term of five years, which was reported in a current report on Form 8-K filed with the SEC on January 26, 2018.

On February 20, 2018, the acquisition of TAG under the Agreement was closed with an effective date for financial reporting and tax purposes on February 1, 2018. Consequently, TAG is now a wholly-owned subsidiary of the Company. The common stock and warrants were issued to the member unit owners of TAG in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. Jeffry Hill and Ryan Sweeney each owned 50% of the TAG member units. In connection with the transaction, Mr. Hill is now employed by the Company as the Director of Agronomy and Mr. Sweeney is employed as the Director of Production.

Based in California, TAG is a producer and distributor of environmentally friendly agrochemicals with 29 products it offers to growers. TAG has 10 products that are considered organic, including nine registered with the Organic Materials Research Institute and one approved by the Washington State Department of Agriculture for use in organic agriculture. TAG follows Vegalab’s philosophy of delivering environmentally friendly, natural products for sustainable, large scale growing in the big agricultural environment.

Item 9.01	Financial Statements and Exhibits

Financial Statement of Business Being Acquired and Pro Forma Financial Information

The historical financial statements of TAG, and pro forma financial information pertaining to the acquisition of that company reported in Item 2.01 are not included in this report and will be filed by amendment to this Form 8-K no later than 71 days following the date on which the initial report on Form 8-K reporting the acquisition must be filed.

Exhibits

Exhibit No.

10.1	Member Units Purchase Agreement dated January 22, 2018 (1)

10.2	Common Stock Purchase Warrant issued to Jeffry Hill

10.3	Common Stock Purchase Warrant issued to Ryan Sweeney

10.4	Employment Agreement between Vegalab, Inc., and Jeffry Hill

10.5	Employment Agreement between Vegalab, Inc., and Ryan Sweeney

(1)       The Form of Warrant (Exhibit B to the Agreement) is omitted and filed as Exhibits 10.2 and 10.3 to this report. The Form of Employment Agreements (Exhibits D-1 and D-2 to the Agreement) are omitted and filed as Exhibits 10.4 and 10.5 to this report. The Company waived delivery of all of the Schedules to the Agreement, so that no Schedules were delivered at closing of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vegalab, Inc.

Date: February 22, 2018	By:	/s/ David Selakovic
David Selakovic, Chief Executive Officer